SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

☐ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only
☐ Definitive Proxy Statement	(as permitted by Rule 14a-6(e)(2))
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

M&T BANK CORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, If Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐     No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(l)(1) and 0-11.

☒	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, schedule or registration statement no.:

(3)	Filing party:

(4)	Date filed:

PROXY

M&T BANK CORPORATION

SPECIAL MEETING OF STOCKHOLDERS
December 16, 2002
11:00 a.m. local time
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Richard A. Lammert and Brian R. Yoshida as Proxies and authorizes said Proxies, or any one of them, to represent and to vote all of the shares of common stock of M&T Bank Corporation which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held on December 16, 2002 and any adjournments thereof (i) as designated on the items set forth on the reverse side; and (ii) at the discretion of said Proxies, or any one of them, on such other matters as may properly come before the meeting.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY
IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR
VOTE VIA THE INTERNET OR BY TELEPHONE.

(Continued, and to be marked, dated and signed, on the other side)

ê                   FOLD AND DETACH HERE                   ê

M&T BANK CORPORATION — SPECIAL MEETING, DECEMBER 16, 2002

YOUR VOTE IS IMPORTANT!

You can vote in one of three ways:

1.	Call toll free 1-888-216-1320 on a Touch Tone telephone and follow the instructions on the reverse side. There is NO CHARGE to you for this call.

or

2.	Via the Internet at https://www.proxyvotenow.com/mtb or http://www.mandtbank.com and follow the instructions.

or

3.	Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

[recycling icon] Printed on recycled paper

The Board of Directors recommends a votes “FOR” the following proposals	Please mark your votes as indicated in this example	[X]

1.	Approval of the issuance of 26,700,000 shares of M&T Bank Corporation common stock to Allied Irish Banks, p.l.c. in connection with an Agreement and Plan of Reorganization, dated as of September 26, 2002, by and among M&T Bank Corporation, Allied Irish Banks, p.l.c. and Allfirst Financial Inc. pursuant to which M&T Bank Corporation will acquire all of the issued and outstanding shares of Allfirst Financial Inc. and Allfirst Financial Inc. will then merge with and into M&T Bank Corporation.	For Against Abstain [ ] [ ] [ ]	2.	Authorization of a Certificate of Amendment to the Certificate of Incorporation of M&T Bank Corporation providing that certain bylaw provisions relating to rights granted to Allied Irish Banks, p.l.c. in connection with the issuance of M&T Bank Corporation common stock and the related transactions may only be amended by unanimous board consent or a supermajority vote of M&T Bank Corporation's shareholders, which, if approved, will only be effective if the issuance and related transactions are completed. This proposal must be approved in order for the issuance and related transactions to be completed.	For Against Abstain [ ] [ ] [ ]

			3.	Authorization of a Certificate of Amendment to the Certificate of Incorporation of M&T Bank Corporation providing for an increase in the number of authorized shares of M&T Common Stock from 150,000,000 to 250,000,000, which, if approved, will be effective whether or not the issuance and related transactions are completed.	For Against Abstain [ ] [ ] [ ]

			4.	The adjournment of the special meeting to a later date, if necessary, to solicit additional proxies in the event that there are insufficient shares present in person or by proxy to approve any or all of the above matters presented at the special meeting.	For Against Abstain [ ] [ ] [ ]

IF PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NOT SPECIFIED, WILL BE VOTED FOR ALL PROPOSALS.

Mark here if you plan to attend the meeting [ ]

Please be sure to sign and date Date this Proxy in the box below.

Stockholder sign above—Co-holder (if any) sign above	PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give full title. If a corporation or partnership, write in the full corporate or partnership name and have the President or other authorized officer sign. If shares are held jointly, each holder should sign, but only one signature is required.

*** IF YOU WISH TO VOTE BY TELEPHONE OR INTERNET, PLEASE READ THE INSTRUCTIONS BELOW ***

é     FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL    é

VOTE BY TELEPHONE/INTERNET
(
QUICK * * * EASY * * * IMMEDIATE

Your telephone/Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Please have this card handy when you call. You will need it in front of you in order to complete the voting process.

VOTE BY PHONE:	You will be asked to enter the Control Number (look below at right).

OPTION A:	To vote as the Board of Directors recommends on the proposal, press 1. Your votes will be confirmed.

OPTION B:	If you choose to vote on the proposals on your own, press 2. You will hear these instructions:

To vote FOR, press 1; to vote AGAINST, press 2. To vote ABSTAIN, press 3 and listen to the instructions.

VOTE BY INTERNET:	The web address is https://proxyvotenow.com/mtb or http://www.mandtbank.com You will be asked to enter the Control Number (look below at right)

If you vote by telephone or Internet, DO NOT mail back your proxy card.

Please note that the last vote received, whether by telephone, Internet or by mail, will be the vote counted.

THANK YOU FOR VOTING

FOR TELEPHONE/ INTERNET VOTING: CONTROL NUMBER

Call * * * Toll Free * * * On a Touch Tone Telephone
1-888-216-1320 – ANYTIME
There is NO CHARGE to you for this call
TELEPHONE/INTERNET VOTING DEADLINE: 12 midnight-December 15, 2002